UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  July 28, 2013

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective July 28, 2013, MRI Interventions, Inc. (the “Company”) and Merge Healthcare Canada Corp., formerly known as Cedara Software Corp. (“Merge Healthcare”), entered into a Third Amendment to the Master Services and Licensing Agreement between the parties (the “Third Amendment”).

The Company entered into the Master Services and Licensing Agreement in July 2007 for Merge Healthcare to develop on the Company’s behalf, based on the Company’s detailed specifications, a customized software solution for the Company’s ClearPoint system. Merge Healthcare was in the business of providing software development and engineering services on a contract basis to a number of companies. In developing the Company’s ClearPoint system software, Merge Healthcare utilized certain of its own pre-existing software code (the “Merge Software”). Under the Master Services and Licensing Agreement, the Company received a non-exclusive, worldwide license to the Merge Software, in object code form, as an integrated component of the Company’s ClearPoint system software. In return, the Company agreed to pay Merge Healthcare a license fee for each copy of the ClearPoint system software that the Company distributes. In addition, under the Master Services and Licensing Agreement, Merge Healthcare has been performing ongoing custom engineering, maintenance and support services with respect to the Company’s ClearPoint system software, for which services the Company has been compensating Merge Healthcare.

At the Company's request, the parties entered into the Third Amendment to enable the Company to internally handle development, maintenance and support of its ClearPoint system software going forward. As a result, the services which the Company was outsourcing to Merge Healthcare will now be performed by the Company itself. Under the Third Amendment, Merge Healthcare granted the Company a non-exclusive, non-transferable, worldwide license to the source code for the Merge Software to use in the Company’s further development and commercialization of its ClearPoint system software. In return, the Company agreed to pay Merge Healthcare a one-time license fee, which fee is payable in six monthly installments. Merge Healthcare may terminate the source code license only for cause. The Company will continue to pay Merge Healthcare a license fee for each copy of the ClearPoint system software that the Company distributes, but only for licenses in excess of those licenses already purchased or otherwise acquired by the Company prior to the Third Amendment. The Company had already satisfied its minimum license purchase commitments from Merge Healthcare under the Master Services and Licensing Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date:     July 30, 2013